Exhibit 10.16

SECOND AMENDED AND RESTATED

FLOOR PLAN SECURITY AGREEMENT

ORIGINALLY DATED AS OF JULY 15, 1999,

AMENDED AND RESTATED AS OF JULY 31, 2002

AMENDED AND RESTATED AS OF MAY 14, 2004

BY AND BETWEEN

LAZY DAYS’ R.V. CENTER, INC.

(THE “COMPANY”)

AND

BANK OF AMERICA, N.A.

(AS SUCCESSOR BY MERGER TO BANC OF AMERICA SPECIALTY FINANCE, INC.)

AS COLLATERAL AGENT

UNDER THE FLOOR PLAN COLLATERAL AGENCY AGREEMENT

(THE “SECURED PARTY”)

TABLE OF CONTENTS

SECTION 1.	GRANT OF SECURITY INTEREST IN THE COLLATERAL

SECTION 2.	CONTINUING AGREEMENT

SECTION 3.	REPRESENTATIONS, COVENANTS, AND AGREEMENTS

SECTION 4.	COLLECTION OF RECEIVABLES

SECTION 5.	SPECIAL PROVISIONS RE FLOOR PLAN UNITS

SECTION 6.	POWER OF ATTORNEY

SECTION 7.	DEFAULTS AND REMEDIES

SECTION 8.	APPLICATION OF PROCEEDS

SECTION 9.	MISCELLANEOUS

i

SECOND AMENDED AND RESTATED

FLOOR PLAN SECURITY AGREEMENT

This Second Amended and Restated Floor Plan Security Agreement (this “Agreement”), originally executed as of July 15, 1999, as amended and restated as of July 31, 2002, and as amended and restated as of May 14, 2004, is executed by and between Lazy Days’ R.V. Center, Inc., a Florida corporation (the “Company”), with its mailing address at 6130 Lazy Days Boulevard, Seffner, Florida 33584-2968, and Bank of America, N.A. (as successor by merger to Banc of America Specialty Finance, Inc.), as collateral agent (herein, together with its successors in trust under the Second Amended and Restated Floor Plan Collateral Agency Agreement originally dated as of July 15, 1999, as amended and restated as of July 31, 2002, and as amended and restated as of May 14, 2004 (said Second Amended and Restated Floor Plan Collateral Agency Agreement, as the same may be amended and supplemented from time to time being herein called the “Floor Plan Collateral Agency Agreement”), being herein called the “Secured Party”) under the Floor Plan Collateral Agency Agreement, with its mailing address at 1355 Windward Concourse, Alpharetta, Georgia 30005-8899, Attention: Joe Sagneri.

RECITALS:

A.                                   Terms defined in the Floor Plan Collateral Agency Agreement and not otherwise defined herein shall have the respective meanings assigned thereto in the Floor Plan Collateral Agency Agreement (including by reference therein to the Floor Plan Credit Agreement defined therein). All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.

B.                                     The Company has entered into the Floor Plan Credit Agreement with Bank of America, N.A. (as successor by merger to Banc of America Specialty Finance, Inc.) and KeyBank National Association (a national banking association) (the “Initial Lenders”, and together with each additional lender that becomes a party to the Floor Plan Credit Agreement, the “Lenders”), pursuant to which the Lenders severally agree to make Loans or otherwise extend credit to the Company on the terms and subject to the conditions set forth in the Floor Plan Credit Agreement.

C.                                     It is a condition precedent to the effectiveness of the Floor Plan Credit Agreement, and the obligations of the Lenders to extend credit to the Company thereunder, that the Company enter into this Agreement.

D.                                    The Company has determined that the execution and delivery of this Agreement is in furtherance of its corporate purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the execution of this Agreement, having regard for all relevant facts and circumstances.

NOW, THEREFORE, in consideration of the premises and for the purpose of inducing the Lenders to enter into the Floor Plan Credit Agreement and to make or continue their respective extensions of credit to the Company thereunder, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the Company does hereby covenant and agree with the Secured Party, for the benefit of the Lenders, as follows:

SECTION 1.                                GRANT OF SECURITY INTEREST IN THE COLLATERAL.

(a)                                  The Company hereby grants to the Secured Party a first priority perfected security interest in and lien on, and acknowledges and agrees that the Secured Party has and shall continue to have a continuing and unconditional security interest in and lien on, any and all right, title and interest of the Company, whether now owned or existing or hereafter created, acquired or arising, in and to:

(1)                                  Floor Plan Units.  All Floor Plan Units, whether now owned or existing or hereafter created, acquired, or arising, or in which the Company now has or hereafter acquires any rights (the term “Floor Plan Units” means and includes all inventory of the Company consisting of recreational vehicles and/or towables that are owned and held for sale or lease by the Company in the ordinary course of its business, it being acknowledged and agreed that Floor Plan Units shall not include supplies or spare parts inventory);

(2)                                  Receivables.  All Receivables arising from the sale or lease of Floor Plan Units, whether now owned or existing or hereafter created, acquired, or arising or in which the Company now has or hereafter acquires any rights, however evidenced or acquired (whether or not evidenced by instruments, notes, drafts, acceptances, documents, chattel paper, or otherwise). For purposes of this Agreement, “Receivables” means every right to payment for a Floor Plan Unit sold or leased, whether or not earned by performance, and includes every account, account receivable, right to payment for returned Floor Plan Units under supplier agreements with the vendors thereof, instruments, notes, drafts, acceptances, documents, chattel paper, and all of the Company’s rights to any returned or repossessed Floor Plan Units and the right of stoppage in transit, in each case to the extent arising from the sale or lease of Floor Plan Units, and includes all amounts paid or payable to the Company (directly or indirectly) by any manufacturer of a Floor Plan Unit in whatever form (whether designated as a rebate, incentive, or otherwise), and includes every lien, guaranty, or security interest that secures a right to payment for a Floor Plan Unit sold or leased;

(3)                                  Records.  Supporting evidence and documents relating to any of the above described property, including, without limitation, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, insurance certificates and the like, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, regardless of the medium in which they are stored, all whether now existing or hereafter arising (collectively, the “Records”);

(4)                                  Participation Account.  That certain interest-bearing account maintained by, or under the control of, the Secured Party for the account of the Company as provided in the Floor Plan Credit Agreement;

(5)                                  Operating Account.  That certain account maintained with Bank of America, N.A. as provided in the Floor Plan Credit Agreement;

(6)                                  Other Deposit Accounts.  All time, demand, savings, passbook, and similar accounts maintained with an organization that is engaged in the business of banking, including without limitation a bank, credit union, savings bank, trust company, and savings and loan association owned or maintained by the Company, wherever located;

(7)                                  Additions.  All additions to and substitutions and replacements of any and all of the foregoing, whether now existing or hereafter arising; and

(8)                                  Proceeds and Products.  All proceeds and products of the foregoing and all insurance of the foregoing and the proceeds thereof, whether now existing or hereafter arising;

all of the foregoing being herein referred to as the “Floor Plan Priority Collateral.”

Additionally, to the extent not included in the definition of Floor Plan Priority Collateral above, the Company hereby grants to the Secured Party a perfected security interest in and lien on, and acknowledges and agrees that the Secured Party has and shall continue to have a continuing and unconditional security interest in and lien on, any and all right, title and interest of the Company, whether now owned or existing or hereafter created, acquired, or arising, in and to all other assets and property of the Company, including without limitation, all of the Company’s now owned or hereafter acquired right, title, and interest in and to each of the following (collectively, the “Additional Collateral”):

(a)                                  all of its Accounts,

(b)                                 all of its Books,

(c)                                  all of its commercial tort claims described on Schedule 1 to this Agreement,

(d)                                 all of its Deposit Accounts,

(e)                                  all of its Equipment,

(f)                                    all of its General Intangibles,

(g)                                 all of its Inventory,

(h)                                 all of its Investment Property (including all of its securities and Securities Accounts),

(i)                                     all of its Negotiable Collateral,

(j)                                     all of its Supporting Obligations,

(k)                                  money or other assets of the Company that now or hereafter come into the possession, custody, or control of any Lender, and

(l)                                     the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, provided, that, the term “Additional Collateral” does not include any of the Company’s rights or interests in any license, contract, or agreement to which the Company is a party or any of its rights or interests thereunder to the extent that such a grant would, under the express terms of the license, contract, or agreement or otherwise, result in a breach of the terms of, or constitute a default under the license, contract, or agreement (other than to the extent that the term would be rendered ineffective pursuant to Sections 9-406, 9-407 or 9-408 of the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, further, that “Additional Collateral” includes (y) any and all proceeds of the rights or interests described above to the extent that the assignment or encumbering of the proceeds is not so restricted, and (z) upon any such licensor or other applicable party’s consent with respect to any such otherwise excluded rights or interests described above being obtained, thereafter such rights or interests described above as well as any proceeds thereof that theretofore have been excluded from the grant, assignment, transfer, and conveyance of a security interest shall be included in the Additional Collateral.

For purposes of this Agreement, “Collateral” means, collectively, the Floor Plan Priority Collateral and the Additional Collateral.  Additionally, for purposes of this Agreement, the following terms have the meanings ascribed to them below:

“Account” means an account (as that term is defined in the UCC).

“Books” means all of the Company’s now owned or hereafter acquired books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of the Company’s records (in any medium) relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Deposit Account” means any deposit account (as that term is defined in the UCC).

“Equipment” means equipment (as that term is defined in the UCC) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“General Intangibles” means general intangibles (as that term is defined in the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

“Inventory” means inventory (as that term is defined in the UCC).

“Investment Property” means investment property (as that term is defined in the UCC).

“Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper).

“Real Property” means any estates or interests in real property now owned or hereafter acquired by the Company and the improvements thereto.

“Securities Account” means a securities account (as that term is defined in the UCC).

“Supporting Obligation” means a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, chattel paper, document, General Intangible, instrument, or Investment Property.

(b)                                This Agreement is made and given to secure, and shall secure, the prompt payment or performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations.

(c)                                 On the date hereof the security interests and liens granted hereunder by the Company shall constitute valid and enforceable security interests under applicable law securing the Secured Obligations.

(d)                                The Secured Party may elect (but is not obligated, except as expressly set forth in Section 2 of this Agreement upon the full payment and satisfaction of all Secured Obligations and upon termination or expiration of all commitments to extend credit consisting of the Secured Obligations) to do any of the following at any time and from time to time:  (i) receive or release other security for payment of the Secured Obligations; (ii) release any party primarily or secondarily liable for payment of the Secured Obligations; (iii) apply any security held by it to the satisfaction of the Secured Obligations; (iv) discharge any lien on the Collateral that has not been expressly allowed in writing by it and pay the costs of insuring, maintaining, and preserving the Collateral; or (v) apply any proceeds of insurance that it receives in respect of any Collateral toward payment of the Secured Obligations, whether or not due, as the Secured Party determines in its sole discretion (and in accordance with the Floor Plan Collateral Agency Agreement); in each case without prejudice to its rights under this Agreement.

(e)                                 All monies, securities, and other property held or received by the Secured Party from or for the account of the Company (including any and all deposits (general or special), account balances, and credits of the Company with the Secured Party at any time existing), shall be deemed Collateral and held as security for the Secured Obligations and may be set-off and applied against the Secured Obligations.  The Company authorizes the Secured Party’s affiliates to pay or deliver to the Secured Party any deposits or sums credited by or due from the Secured Party’s affiliates to the Company for application against any of the Secured Obligations, at any time upon the occurrence of any Event of Default without any necessity of the Secured Party to resort to other security or sources of reimbursement for the Secured Obligations.

SECTION 2.                                CONTINUING  AGREEMENT.

This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations shall have been fully paid and satisfied and all commitments to extend credit consisting of Secured Obligations to the Company have terminated or expired. Upon such termination of this Agreement, the Secured Party shall, upon the request and at the expense of the Company, forthwith release all its liens and security interests hereunder.

SECTION 3.                                REPRESENTATIONS, COVENANTS, AND AGREEMENTS.

The Company hereby represents to, and covenants and agrees with, the Secured Party that:

(a)                                  Unless and to the extent the Secured Party shall otherwise consent in writing, the Company will not store, locate or maintain the Collateral in any location or account where the Secured Party would not have a perfected security interest, except for Collateral in transit to the purchaser thereof. As of the date hereof, the Company’s chief executive office and principal place of business, and the place where its books and records are kept, is at 6130 Lazy Days Boulevard, Seffner, Florida 33584-2968, and the Collateral is located at the locations set forth on Schedule 3(a) hereto; and the Company has no other places of business or locations of Collateral other than as set forth on Schedule 3(a) hereto. The Company has not transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any trade names other than Company’s legal name set forth in the preamble of this Agreement and the trade names set forth on Schedule 3(a) hereto. The Company will not maintain its chief executive office or places of business or the location of its books and records, or permit the Collateral to be located, at any location other than that specified pursuant to the second sentence of this clause 3(a), nor shall the Company change its name or transact business under any trade name, in each case without first providing the Secured Party 30 days’ prior written notice of its intent to do so and filing all copies of any financing statements or amendments thereto necessary to preserve the perfection of the Secured Party’s lien on and security interest in the Collateral, and, upon the request of the Secured Party, furnishing to the Secured Party an Opinion of Counsel with respect to such perfection, all of the foregoing to be reasonably satisfactory in form and substance to the Secured Party. The Company’s federal taxpayer identification number is 59-1764794 and Florida organizational number is 544013.

(b)                                 The Company will perform its obligations under any contract or other agreement constituting a part of the Collateral such that no default or event of default shall occur thereunder, and will comply with the terms and conditions of any leases, easements, right-of-way agreements and other agreements binding upon the Company or affecting the Collateral which cover the premises wherein the Collateral is located and any orders, ordinances, laws and statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon, in each case, to the extent necessary to ensure that failure to perform or non-compliance with such terms and conditions or any such orders, ordinances, laws and statutes could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Floor Plan Credit Agreement), it being understood and agreed that the Secured Party has no responsibility to perform such obligations, to inquire as to the nature or sufficiency of any payment received by Secured Party in respect of any of the Collateral, or as to the sufficiency of any performance by any party under any contract or agreement, to present or file any claim, or to take any other action to enforce any performance or to collect the payment of any amounts that might have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.

(c)                                  The Secured Party shall have the right to conduct at any time and from time to time as often as Secured Party deems advisable or necessary (and, whenever the Secured Party so desires, on a continuous basis) an inventory audit of each Floor Plan Unit of the Company on a random basis regardless of whether an Event of Default exists.  Additionally, the Secured Party shall have all the rights granted to it in section 7.3 of the Floor Plan Credit Agreement and all of the provisions of section 7.3 of the Floor Plan Credit Agreement are incorporated by reference into this Agreement.  The Company will, upon request of the Secured Party, authorize and instruct all bailees and any other parties at any time processing, labeling, packaging, holding, storing or shipping all or any part of the Collateral to permit the Secured Party or its designees to examine and inspect any of the Collateral then in such party’s possession and to verify from such party’s own books and records any information concerning the Collateral or any part thereof which the Secured Party may seek to verify. As to any premises not owned by the Company wherein any of the Collateral is located, the Company shall, at the Secured Party’s request, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of the premises) whereby such party disclaims any right, title and interest in and lien on the Collateral and allows the removal of such Collateral by the Secured Party and is otherwise in form and substance reasonably acceptable to the Secured Party.

(d)                                 The Company agrees from time to time to deliver to the Secured Party such evidence (including copies) of the existence, location and identity of the Collateral and of its availability as collateral security pursuant hereto as the Secured Party may reasonably request. The Secured Party shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Secured Party reasonably considers appropriate, and the Company agrees to furnish all assistance and information, and perform any acts, which the Secured Party may reasonably require in connection therewith.

(e)                                  The Company agrees, at its sole cost and expense, to prepare, execute and deliver to the Secured Party, and thereafter to timely file or record in every place specified by the Secured Party in its sole discretion, such further agreements and assignments or other instruments and to do all such other things necessary or reasonably appropriate to assure the Secured Party its perfected security interest hereunder, to secure the full and punctual payment and performance of the Secured Obligations, and to enable the Secured Party to exercise and enforce its rights and powers under this Agreement with respect to the Collateral, including, without limitation, executing such notices of liens, certificates of title, financing statement or statements, continuation statements or amendments thereof or supplements thereto or other instruments as may from time to time be required in order to comply with the UCC or any other laws or statutes which govern security interests in or liens on the Collateral and any successor statute(s) thereto from time to time in effect in any state the laws of which apply to security interests in the Collateral or any portion thereof. The Company hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Secured Party without notice thereof to the Company wherever the Secured Party in its sole discretion desires to file the same. If any Collateral is in the possession or control of any of the Company’s agents or processors and the Secured Party so requests, the Company agrees to notify such agents or processors in writing of the Secured Party’s security interest therein and, upon the occurrence and continuance of an Event of Default and at the Secured Party’s request, instruct all agents and processors in possession of Collateral to hold all such Collateral for the Secured Party’s account and subject to the Secured Party’s instructions. The Company agrees to mark its books and records to reflect the security interest of the Secured Party in the Collateral.  The Company irrevocably authorizes the Secured Party to file a UCC financing statement, continuation statement, or amendment (i) describing the Collateral in the same manner as it is described in this Agreement or as “all assets” or “all personal property of the Company” or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the UCC and (ii) providing any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of the financing statement, continuation statement, or amendment.  The Company ratifies the authorization it granted to the Secured Party to file financing statements and related amendments before the date of this Agreement.

(f)                                    The Company is and at all times shall remain a “licensed dealer” within the meaning of chapter 319 of the Florida Statutes, including 319 FLA. STAT. ANN. §319.27(1) (1999) thereof, or any successor statute thereto. In the event the exemption from the lien notation requirement provided for in the foregoing Florida Statutes is no longer applicable to the Company or the relevant Collateral, and in any event upon the request of the Secured Party, the Company shall cause the Secured Party’s Lien in and to any portion of the Collateral subject to a certificate of title law to be duly noted on such certificate of title or to otherwise be filed in such manner as is required by law in order to perfect such Lien, and will cause all such certificates of title to be deposited with the Secured Party. Upon the occurrence of an Event of Default, the Company shall deliver to the Secured Party a manufacturer’s statement of origin and/or certificates of title for all Collateral consisting of vehicle inventory.

(g)                                 On failure of the Company to perform any of the covenants and agreements herein contained, the Secured Party may, at its option (upon 10 days written notice to the Company unless the Secured Party in good faith determines that immediate payment or performance is reasonably necessary to protect or preserve the Collateral), perform the same and in so doing may expend such sums as the Secured Party may reasonably deem advisable in the performance thereof, including without limitation the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Secured Party may be compelled to make by operation of law or which the Secured Party may make by agreement or otherwise for the protection of the security hereof.  The Secured Party has no obligation to preserve the Collateral or to pay taxes, assessments, insurance premiums, and indebtedness secured by a Lien on the Collateral.  All such sums and amounts so expended shall be repayable by the Company immediately upon demand, shall constitute so much additional Secured Obligations and shall bear interest from the date said amounts are expended at the Covenant Default Rate from time to time in effect. No such performance of any covenant or agreement by the Secured Party on behalf of the Company, and no such advancement or expenditure therefor, shall relieve the Company of any default under the terms of this Agreement. The Secured Party, in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Secured Party, in performing any act hereunder, shall be the sole judge (if acting in a commercially reasonable manner) of whether the Company is required to perform the same under the terms of this Agreement.

(h)                                 Except to the extent sold in accordance with Section 10.17 of the Floor Plan Credit Agreement, immediately upon the Company’s receipt thereof, the Company shall cause to be delivered to the Secured Party, with appropriate endorsement and assignment to vest title, with full recourse to the Company, and possession in the Secured Party, all Collateral consisting of chattel paper or instruments and which the Company now owns or may at any time or times hereafter acquire.

(i)                                     Except as expressly provided herein and as otherwise permitted under the Floor Plan Credit Agreement, the Company shall not borrow against the security of any of the Collateral except from the Lenders, pledge or grant a lien on any of the Collateral to anyone other than the Secured Party, permit any levy on the Collateral pursuant to legal process, permit any lien to attach to any of the Collateral (other than the liens granted to the Secured Party), or sell, mortgage, transfer, convey, assign or hypothecate, or grant a security interest in, the Collateral or any part thereof or interest therein.  The Company has not filed any financing statements in any public office covering any of the Collateral, except as permitted by the Floor Plan Credit Agreement.

(j)                                     The Company is the absolute owner of the Collateral, free from any liens except for Liens expressly permitted by the Floor Plan Credit Agreement.

(k)                                  All of the Floor Plan Units will be merchantable and will be maintained in good repair and working condition and the Company shall prevent any waste or destruction of the Collateral or any part of it, shall insure the Collateral in the manner required in the Floor Plan Credit Agreement and consistent with prudent commercial practices, and shall defend the Collateral against the claims and demands of all Persons at any time claiming any of the Collateral or any interest in it.

(l)                                     The Company shall not use the Collateral or permit it to be used in violation of any law, agreement, or policy of insurance.

(m)                               The Company shall advise the Secured Party in writing, at least 60 calendar days before any change in its principal place of business, registered office,  or other places of business, any change in its jurisdiction of incorporation, or any change in the name or organizational number of the Company or the adoption by the Company of any trade names, assumed names, or fictitious names, and in that event, shall promptly execute and deliver to the Secured Party  (and the Company agrees that the Secured Party may execute and deliver in the Company’s name as the Company’s irrevocable attorney-in-fact) new UCC financing statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in the Secured Party’s sole discretion, to perfect or continue the Secured Party’s perfected security interest in the Collateral based on the new places of business, registered offices, change in its jurisdiction of incorporation, or changes in or adoption of new names or organizational number and the Company shall pay all filing and recording and taxes in connection with those filings.

(n)                                 The Company shall notify the Secured Party in writing immediately upon the creation of Receivables with respect to which the account debtor is the United States of America or any city, state, county, or other governmental authority or department, agency, or instrumentality or any business that is located in a foreign country.

(o)                                 The Company shall defend its title or interest in the Collateral against any and all Liens, charges, offsets, defenses, and assessments of every kind and nature.

(p)                                 With respect to each existing Account of the Company:  (i) the Company has good and absolute title to the Account; (ii) the Account is genuine and arose from a bona fide transaction; (iii) the Account is not evidenced by a judgment, an Instrument, or Chattel Paper (except for any judgment that has been assigned to the Secured Party and for any Instrument or Chattel Paper that has been endorsed by the Company and delivered to Secured Party); (iv) the Company possesses and promptly shall deliver to the Secured Party on request, or the Company already has delivered to the Secured Party, all invoices, statements, or other original evidence of the Account; (v) the amount owing to the Company with respect to the Account is the amount shown on the Company’s books of account and on any invoice or statement delivered to the Secured Party; (vi) the Account has not been transferred to any other person, and no one except the Company or Secured Party has any claim to it; (vii) a partial payment of the Account has not been made by anyone; (viii) a setoff, defense, or counterclaim to an Account does not exist; (ix) the Company has not entered into an agreement with any person permitting any discount or deduction of the Account; and (x) none of the Account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the federal Assignment of Claims Act or any similar law with respect to the Collateral.

(q)                                 The Company does not hold any commercial tort claims except those listed on Schedule 1 to this Agreement.  If at any time the Company holds or acquires a commercial tort claim in addition to those listed on Schedule 1, the Company shall immediately execute and deliver to the Secured Party a written notice (in form and substance acceptable to the Secured Party) describing in detail the commercial tort claim and granting to the Secured Party a security interest in the commercial tort claim (subordinate only to the extent and in the manner specified in the Intercreditor Agreement dated May 14, 2004, among the Company, Secured Party, as Agent, and Wells Fargo Foothill, Inc.) and its proceeds pursuant to the terms and conditions of this Agreement.

SECTION 4.                                COLLECTION OF RECEIVABLES.

(a)                                  Unless the Secured Party instructs the Company otherwise, the Company shall make collection of all Receivables and may use the same to carry on its business in the ordinary course as presently conducted and otherwise subject to the terms hereof and of the other Financing Documents. The Company will enter into such special account or remittance account arrangements as may be requested by the Secured Party in order to perfect the Secured Party’s lien on and security interest in, and control over, the Receivables and all proceeds thereof. All instruments at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by the Company, be immediately endorsed and deposited in such remittance account under the custody and control of the Secured Party. The Company shall instruct all of its account debtors to remit all payments in respect of the Receivables to a lockbox or lockboxes under the custody and control of the Secured Party and which are maintained at post offices approved by the Secured Party. Upon the occurrence and during the continuation of any Event of Default, whether or not the Secured Party has exercised any or all of its rights under other provisions of this Section 4, the Secured Party or its designee may notify the Company’s customers or account debtors at any time, without prior notice to the Company, that such Receivables have been assigned to the Secured Party or of the Secured Party’s security interest therein and either in its own name, or the Company’s or both, demand, collect, receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Secured Party’s discretion file any claim or take any other action or proceeding which the Secured Party may deem necessary or appropriate to protect and realize upon the lien and security interest of the Secured Party in the Receivables.

(b)                                 Proceeds of Receivables transmitted to or otherwise received by the Secured Party pursuant to any of the provisions of Section 4(a) shall be handled and administered by the Secured Party in and through a remittance account or accounts maintained at one or more commercial banks selected by the Secured Party (collectively the “Depository Banks” and individually a “Depository Bank”), and the Company acknowledges that the maintenance of such remittance accounts by the Secured Party is solely for the Secured Party’s own convenience and that the Company has no right, title or interest in such remittance accounts or any amounts at any time standing to the credit thereof. The Secured Party shall apply all or any part of any proceeds of Receivables received by it from any source as provided in the Floor Plan Collateral Agency Agreement. The Secured Party need not apply or give credit for any item included in proceeds of Receivables until the applicable Depository Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit acceptable to the Secured Party and such Depository Bank as such. However, if the Secured Party does permit credit to be given for any item prior to a Depository Bank receiving final payment therefor and such Depository Bank fails to receive such final payment or an item is charged back to the Secured Party or any Depository Bank for any reason, the Secured Party may at its election charge the amount of such item back against any such remittance accounts, together with interest thereon at the Covenant Default Rate. Concurrently with each transmission of any proceeds of Receivables to any remittance account, the Company shall furnish the Secured Party with a report in such form as the Secured Party shall require identifying the particular Receivable from which the same arises or relates. The Secured Party shall have no liability or responsibility to the Company for a Depository Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance. All rights and powers of the Secured Party under this Section 4 may be exercised by such agent or agents as the Secured Party may from time to time designate. Any such agent shall have benefit of all provisions of this Section 4 and any other provisions of this Agreement, including, without limitation, any exculpation and indemnification, to the same extent as the Secured Party.

SECTION 5.                                SPECIAL PROVISIONS RE FLOOR PLAN UNITS.

(a)                                  The Company may, unless and until an Event of Default occurs and is continuing and the Secured Party instructs in writing the Company otherwise, (i) use, consume and sell the Floor Plan Units in the ordinary course of its business, but a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owing by the Company except to the extent permitted by Section 10.13 of the Floor Plan Credit Agreement, and (ii) settle and adjust disputes and claims with its customers and account debtors, handle returns and recoveries and grant discounts, credits and allowances in the ordinary course of business and otherwise for amounts and on terms which the Company in good faith considers advisable.

(b)                                 Upon the occurrence and during the continuation of any Event of Default (i) if the Company is so instructed in writing by the Secured Party, any Floor Plan Unit which is returned by a customer or account debtor or otherwise recovered shall be set aside and held by the Company as trustee for the Secured Party and shall remain part of the Secured Party’s Collateral, (ii) if the Company is so instructed in writing by the Secured Party, the Company shall notify the Secured Party promptly of all material returns and recoveries and on request deliver the Floor Plan Units to the Secured Party, (iii) the Company shall notify the Secured Party promptly of all disputes and claims and settle or adjust them at no expense to the Secured Party, but no discount, credit or allowance other than on normal trade terms in the ordinary course of business shall be granted to any customer or account debtor and no returns of Floor Plan Units shall be accepted by the Company without the Secured Party’s consent and (iv) the Secured Party may settle or adjust disputes and claims involving any material amount directly with customers or account debtors for amounts and upon terms which the Secured Party considers advisable.

(c)                                  The Secured Party (and any agent therefor) shall not be responsible for: (i) the safekeeping of the Floor Plan Units; (ii) any loss or damage to the Floor Plan Units; (iii) any diminution in the value of the Floor Plan Units; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between the Company and the Secured Party (and any agent therefor), all risk of loss, damage, destruction or diminution in value of the Floor Plan Units shall be borne by the Company. No Floor Plan Unit shall be at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party without the Secured Party’s prior written consent (which consent shall not be unreasonably withheld). The Company shall not sell any Floor Plan Unit to any customer on approval, or any other basis which entitles the customer to return or may obligate the Company to repurchase such Floor Plan Unit.

SECTION 6.                                POWER OF ATTORNEY.

In addition to any other powers of attorney contained herein, the Company appoints the Secured Party, its nominee, or any other Person whom the Secured Party may designate as the Company’s attorney in fact, with full power and authority upon the occurrence and during the continuation of any Event of Default, to endorse the Company’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Secured Party’s possession and on notices of assignment and on public records, to give notices to the Company’s customers and suppliers and to do all acts and execute all instruments (including, without limitation, financing statements or other appropriate documents for filing with public authorities and amendments and supplements thereto) that the Secured Party reasonably deems necessary or desirable to accomplish the purposes of this Agreement.

The Company hereby ratifies and approves all acts of any such attorney and agrees that neither the Secured Party nor any such attorney will be liable for any acts or omissions that are or were taken in accordance with this Section 6 nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as this Agreement remains in effect. The Secured Party may, to the extent permitted by law, file one or more financing statements or other appropriate documents disclosing its security interest in any or all of the Collateral without the Company’s signature appearing thereon.

SECTION 7.                                DEFAULTS AND REMEDIES.

(a)                                  Upon the occurrence and during the continuation of any Event of Default, the Secured Party shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Secured Party may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which the Company hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Secured Party’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable in its sole discretion.

Upon the occurrence and during the continuation of any Event of Default, in addition to any other right or remedies set forth herein or by applicable law, (i) the Secured Party shall have the right to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully and without breach of peace), and the right to maintain such possession on the Company’s premises (the Company hereby agreeing, to the extent it may lawfully do so, to lease such premises without cost or expense to the Secured Party or its designee if the Secured Party so requests) or to remove the Collateral or any part thereof to such other places as the Secured Party may desire; (ii) upon the Secured Party’s demand, the Company shall assemble the Collateral and make it available to the Secured Party at a place reasonably designated by the Secured Party; (iii) the Secured Party shall have the right to assign or lease any or all Collateral; and (iv) the Secured Party shall have the right to exercise all rights and remedies of the Company under supplier agreements with vendors of the Floor Plan Units and their affiliates to facilitate the repurchase of all or any part of the Floor Plan Units thereunder. If the Secured Party exercises its right to take possession of the Collateral, the Company shall also at its expense perform any and all other steps reasonably requested by the Secured Party to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Secured Party, appointing overseers for the Collateral and maintaining Collateral records. In the exercise of any such remedies, the Secured Party may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations. In addition to all other sums due the Secured Party hereunder, the Company shall pay the Secured Party all costs and expenses incurred by the Secured Party, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Secured Party or any Lender or the Company concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with Section 9(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to the Company if the Company has signed (other than through the power of attorney granted to Secured Party under Section 6 hereof), after an Event of Default has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Secured Party or any Lender may be the purchaser at any such sale. To the extent permitted by applicable law, the Company hereby waives all of its rights of redemption from any such sale. The Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Secured Party may further postpone such sale by announcement made at such time and place.

The Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.  The Secured Party may sell the Collateral without giving any warranties as to the

Collateral and may specifically disclaim warranties of title and other warranties without adversely affecting the commercial reasonableness of any sale or other disposition of the Collateral.  If the Secured Party sells any of the Collateral on credit, the Company will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the Secured Obligations.  If the purchaser of any Collateral fails to pay some or all of the purchase price for the Collateral, the Secured Party may resell the Collateral and the Company will be credited with the proceeds of the sale as and when received by the Secured Party.  If the Secured Party purchases any of the Collateral, the Secured Party may pay for the Collateral by crediting some or all of the Secured Obligations.  The Company waives any and all rights that it might have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies under this Agreement, including its right after an Event of  Default to take immediate possession of the Collateral to exercise its rights and remedies with respect to the Collateral.

The Secured Party is not obligated to marshal any assets in favor of the Company or other assurances of payment of the Secured Obligations or to resort to any Collateral or other assurances of payment in any particular order.  To the extent it may lawfully do so, the Company will not invoke and irrevocably waives the benefits of any law relating to the marshalling of Collateral that might delay or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment is otherwise assured.

The Company is liable to the Secured Party and the Lenders for any deficiency between the proceeds realized on any disposition of the Collateral and the amount of Secured Obligations remaining unpaid.  The Secured Party may exercise its right to collect the Secured Obligations, and to enforce any other security for them, before or after taking any action under this Agreement.

The Secured Party has no obligation to attempt to satisfy the Secured Obligations by collecting them from any other person liable for them, and the Secured Party may release, modify, or waive any collateral provided by another person to secure any of the Secured Obligations without affecting in any manner the Secured Party’s rights against the Company or the Collateral.  The Company waives any rights it might have to require the Secured Party to pursue any person for any of the Secured Obligations.

(b)                                 Without in any way limiting the foregoing, the Company hereby grants to the Secured Party a royalty-free irrevocable license and right to use all of the Company’s patents, patent applications, patent licenses, trademarks, trademark registrations, trademark licenses, trade names, trade styles, and similar intangibles in connection with any foreclosure or other realization on all or any part of the Collateral to the extent permitted by law. The license and right granted the Secured Party hereby shall be without any royalty or fee or charge whatsoever.

(c)                                  Failure by the Secured Party to exercise any right, remedy or option under this Agreement or any other agreement between the Company and the Secured Party or provided by law, or delay by the Secured Party in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. A waiver of any Event of Default or of a succeeding Event of Default under this Agreement will not operate as a waiver of any other Event of Default or a succeeding Event of Default under the same provision or as a waiver of the provision itself.  Neither the Secured Party nor any party acting as attorney for the Secured Party shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Secured Party under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Party may have.  The Secured Party may exercise any of its rights or remedies serially, wholly, partially, or collectively, and the exercise of any one right does not preclude the exercise of any other right.

SECTION 8.                                APPLICATION OF PROCEEDS.

The proceeds and avails of the Collateral at any time received by the Secured Party upon the occurrence and during the continuation of any Event of Default shall, when received by the Secured Party in cash or its equivalent, be paid and applied as provided in the Floor Plan Collateral Agency Agreement.

SECTION 9.                                MISCELLANEOUS.

(a)                                  This Agreement and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by the Company and the Secured Party. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Company, its successors and assigns and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors and assigns; provided, however, that the Company may not assign its rights or delegate its duties hereunder without the Secured Party’s prior written consent.

(b)                                 All communications provided for herein shall be in writing, except as otherwise specifically provided for hereinabove, and shall be given in accordance with Section 7.1 of the Floor Plan Collateral Agency Agreement.

(c)                                  In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

(d)                                THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW BUT INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.  For purposes of this Agreement, “UCC” means the Uniform Commercial Code of the State of New York or any successor statute or, when the laws of another jurisdiction govern the method or manner of the creation of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of that jurisdiction.

(e)                                  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument.

(f)                                    The parties hereto acknowledge that the liens and security interests provided for herein are subject to the terms of the Intercreditor Agreement and the Secured Party is hereby authorized and directed to, and hereby agrees to, comply with the terms of the Intercreditor Agreement with respect to the Collateral subject thereto.

(g)                                EACH OF THE PARTIES HERETO HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS.

(h)                                The Company certifies to the Secured Party that neither the Secured Party, any Lender, nor any agent, attorney, or representative of Secured Party or any Lender has represented, expressly or otherwise, that the Secured Party would not seek to enforce any waivers contained in this Agreement, and acknowledges that the Secured Party and the Lenders have relied on, among other things, the waivers contained in this Agreement and this certification.

(i)                                     This Agreement inures to the benefit of Secured Party and its assignees and successors in interest and is binding on the Company and its assignees and successors in interest.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

LAZY DAYS’ R.V. CENTER, INC.

BY:
NAME:
TITLE:

Accepted and agreed to by the Secured Party as of the date first above written.

BANK OF AMERICA, N.A.
(AS SUCCESSOR BY MERGER TO BANC
OF AMERICA SPECIALTY FINANCE, INC.)

BY:
NAME:
TITLE:

PLACES OF BUSINESS, LOCATIONS OF COLLATERAL, TRADE NAMES

A.                                   Places of Business

1.	6130 Lazy Days’ Boulevard
Seffner, Florida 33584-2968

B.                                     Locations of Collateral

1.	6130 Lazy Days’ Boulevard Seffner, Florida 33584-968
2.	Participation Account established at Bank of America, N.A.
3.	Operating Account (Established at Bank of America, N.A.)

C.                                     Trade Names

1.	Lazy Days’ RV Resort
2.	Lazy Days’ RV SuperCenter
3.	Lazy Days
4.	Tire Re-Nu
5.	CrownClub
6.	Rallypark